Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO EXCHANGE ACT RULE 13a-14(a) (17 CFR 240.13a-14(a))

I, Shawn Stewart, Chief Executive Officer of Forward Air Corporation, certify that:

1. I have reviewed this report on Form 10-K for the year ended December 31, 2024, as amended, of Forward Air Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. [Omitted]

4. [Omitted]

5. [Omitted]

Date:	April 30, 2025	/s/ Shawn Stewart
Shawn Stewart Chief Executive Officer